UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Convertible Note

On December 10, 2012 Location Based Technologies, Inc.  (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with ECPC II Capital, LLC (“ECPC”) pursuant to which the Company issued a Secured Convertible Promissory Note (the “Note”) in exchange for an investment of up to One Million Dollars ($1,000,000).  The Note is convertible into our common stock at $0.25 per share, bears interest at a rate  of 8% per annum and has a term of 6 months. The loan is secured by a security interest in two of the Company’s patents which the Company considers to be non-core.

A copy of the Agreement, the Share Purchase Agreement and the Security Agreement are attached as Exhibits 10.1, 10.2 and 10.3 respectively.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
10.1	Securities Purchase Agreement dated December 10, 2012 between the Company and ECPC II Capital, LLC
10.2	Secured Convertible promissory Note dated December 10, 2012 from the Company to ECPC II Capital, LLC
10.3	Security Agreement dated December 10, 2012 among the Company, the holders of the Notes and Jess N. Turner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 14, 2012	By:	/s/ David Morse
David Morse
Chief Executive Officer